Exhibit 99.1

ELECTRONIC DATA SYSTEMS, LLC

Notice to Holders of its:
7.125% Notes due 2009,
6.0% Senior Notes due 2013,
Zero-Coupon Convertible Senior Notes due October 10, 2021,
3.875% Convertible Senior Notes due 2023
and 7.450% Notes due 2029

September 8, 2008

Reference is made to the Indenture, dated as of August 12, 1996, between Electronic Data Systems, LLC (formerly known as Electronic Data Systems Corporation), a Delaware limited liability company (the “Company”), and The Bank of New York Mellon Trust Company, National Association, as successor trustee (as amended and supplemented as of the date hereof, the “Indenture”).

Pursuant to Section 9.01 of the Indenture, the Company hereby notifies you that it has entered into a supplemental indenture dated as of September 5, 2008 (the “Seventh Supplemental Indenture”) with The Bank of New York Mellon Trust Company, National Association, as trustee, and Hewlett-Packard Company, a Delaware corporation, as guarantor (the “Guarantor”) to amend the Indenture. Pursuant to the Seventh Supplemental Indenture, the Guarantor will unconditionally and irrevocably guarantee the full and punctual payment of any principal of, and premium, if any, and interest on, the Company’s 7.125% Notes due 2009, 6.0% Senior Notes due 2013, Zero-Coupon Convertible Senior Notes due October 10, 2021, 3.875% Convertible Senior Notes due 2023 and 7.45% Notes due 2029 when due (subject to any applicable grace periods), whether at maturity, by acceleration, by redemption or otherwise.

Very truly yours,

ELECTRONIC DATA SYSTEMS, LLC